AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2001
                                               REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                             CRAGAR INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                             86-0721001
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                     7373 NORTH SCOTTSDALE ROAD, SUITE B-274
                            SCOTTSDALE, ARIZONA 85253
               (Address of principal executive offices) (Zip Code)


               CRAGAR INDUSTRIES, INC. RESTRICTED STOCK AGREEMENT
                              (Full Title of Plan)


                              MICHAEL L. HARTZMARK
                             CRAGAR INDUSTRIES, INC.
                           7373 NORTH SCOTTSDALE ROAD
                                   SUITE B-274
                            SCOTTSDALE, ARIZONA 85253
                                (Name and address
                              of agent for service)

                                 (480) 596-6483
                          (Telephone number, including
                        area code, of agent for service)

                                 WITH A COPY TO:

                             MICHAEL L. KAPLAN, ESQ.
                             GREENBERG TRAURIG, LLP
                       2375 EAST CAMELBACK ROAD, SUITE 700
                             PHOENIX, ARIZONA 85016

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as reasonably practicable after such effective date.

================================================================================

                         CALCULATION OF REGISTRATION FEE
===================== ================ ================== ==================== ==================
                                        Proposed Maximum    Proposed maximum
 Title of Securities    Amount to be     offering price    aggregate offering      Amount of
  to be Registered       Registered        per share              price         registration fee
--------------------- ---------------- ------------------ -------------------- ------------------
    Common Stock       240,000 Shares       $2.23(1)        $535,200(1)            $133.80(2)
===================== ================ ================== ==================== ==================


(1) Estimated as of May 9, 2001, the most recent date on which shares of Cragar Industries, Inc. common stock were sold, pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(2) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                 240,000 SHARES

                             CRAGAR INDUSTRIES, INC.

                                  COMMON STOCK

     Certain stockholders of Cragar Industries, Inc. (the "Company") are using this Prospectus to offer shares of the Company's common stock (the "Common Stock") that they received from the Company pursuant to separate Restricted Stock Agreements.

     The Company expects that sales made pursuant to this Prospectus will be made:

     o  in broker's transactions;

     o  in transactions directly with market makers; or

     o  in negotiated sales or otherwise.


     The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price, or at negotiated prices at the time of the sale. The Company will not receive any of the proceeds from these sales.

     The brokers and dealers that the selling stockholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions, or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation.

     The shares of Common Stock are listed on the Over The Counter Bulletin Board under the symbol "CRGR.OB". On May 9, 2001, the last reported sale price of the Common Stock as reported on the Over The Counter Bulletin Board was $2.25 per share.

                            -------------------------

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                            -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

                  The date of this Prospectus is May 22, 2001.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") is hereby incorporated by reference, except as superseded or modified herein.

     Each document filed subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above. Requests for such copies should be directed to Cragar Industries, Inc., 7373 North Scottsdale Road, Suite B-274, Scottsdale, Arizona 85253, telephone
(480) 596-6483.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is (or is deemed to be) incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE RISKS, INCLUDING THOSE SET FORTH BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

     Our future operating results and financial condition are dependent upon, among other things, our ability to implement our new business strategy. Potential risks and uncertainties that could affect our profitability are set forth below.

HISTORY OF PREVIOUS LOSSES; STOCKHOLDERS' DEFICIT; GOING CONCERN OPINION

     We were incorporated in December 1992 and have incurred significant losses in each of our completed fiscal years through December 31, 1998. For the year ended December 31, 2000, we reported net earnings of $1,075,029 and for the year ended December 31, 1999, we reported net earnings of $54,678. As of December 31, 2000, we had an accumulated deficit of $15,597,455 and a total stockholders' deficit of $569,133. There can be no assurance that we will be profitable in the future.

     As a result of our total stockholders' deficit and the uncertainty regarding our ability to meet our anticipated operating and working capital needs, the independent auditors' report on the Company's 2000 financial statements has been qualified for a going concern.

DEPENDENCE ON THIRD PARTIES TO GENERATE ROYALTIES

     As a result of our change in business strategy, our revenues and operating results will be substantially dependent on the efforts and success of our third party licensing partners. Because the amount of royalties payable to us are determined by the net sales of those products by our licensing partners, our revenues will be subject to the abilities of our licensing partners to generate substantial net sales and deliver a high-quality product on a timely basis to our customers. In addition, because the primary fiduciary obligations of our licensing partners are to their shareholders rather than our shareholders, they may make decisions or take steps that would result in lower royalty payments than would otherwise be the case. If any of our three licensing partners does not meet its obligation under its respective licensing agreement, our primary remedy is to terminate that license agreement, which may be an effective remedy only if we can identify and secure other capable licensees of the affected products.

INABILITY TO SUPPORT MANUFACTURING, MARKETING, SALE, AND DISTRIBUTION IF THIRD PARTY TERMINATES THE LICENSE AGREEMENT

     If any of the three licensing partners terminates its license agreement or we terminate the license agreement for any reason, we may be forced to incur the cost of manufacturing, marketing, selling and distributing the licensed products without the financial resources and distribution capabilities of our licensees. In the alternative, we would be forced to possibly secure another licensee capable of manufacturing, marketing, selling, and distributing the licensed products on behalf of us and paying any royalties based on the net sales of those products. There can be no assurance that we would be able to meet these obligations in the event that one or more of the license agreements is terminated.

DEPENDENCE ON EXTERNAL FINANCING

     During the fiscal quarter ending September 30, 2000, we paid off and terminated our credit facility with the proceeds from a loan from two investors totaling $1,200,000 at an interest rate of 2.25% above the prime rate. The loan is secured by substantially all of our assets and expires in August 2001. During the first quarter of 2001, the Company entered into a similar agreement with another investor for a loan totaling $105,000 at an interest rate of 2.25% above the prime rate. The loan is secured by substantially all of the Company's assets and expires in April 2002. We anticipate that we will be required to extend the loans or raise additional funds through equity or debt financing. No assurance can be given, however, that additional financing will be available on terms acceptable to us, if at all.

INVESTMENT IN WRENCHEAD MAY NOT BE PROFITABLE

     We have made a substantial investment in Wrenchead, Inc. There can be no assurance that the investment in Wrenchead will turn out to be profitable.

ROYALTY PAYMENTS WILL DECREASE AS A PERCENTAGE OF SALES AS ROYALTIES INCREASE

     The royalty structure negotiated by us with two of our current licensing partners provides for a decrease in the applicable percentage of net sales that determines royalty payments to us as net sales increase above certain levels. The consequence of this structure is that our ability to realize the benefits of a substantial increase in sales with respect to any group of our licensed products sold by those licensing partners will be limited by the negotiated royalty fee structure as net sales of the licensed products increase.

CHANGE IN BUSINESS STRATEGY MAY DEPRESS THE PRICE OF COMMON STOCK

     The completion of the sale and licensing of our one-piece cast aluminum wheels and related accessories ("One-Piece Wheel Business"), our wheels with non-cast wrought aluminum alloy outer rims and related accessories ("Wrought Wheel Business"), our line of wheels with steel outer rims and related accessories ("SOR Wheel Business") and any other related licensing arrangement we may complete in the future represents a significant change in our business model. In general, the outsourcing of the manufacturing, marketing, sales, and distribution operations with respect to the licensed products, together with the sale of the related assets, will result in a substantial decrease in our revenues and operating and marketing costs. We anticipate that the decrease in revenues and operating and marketing costs will be replaced by a stream of royalty payments generated by the net sales of the licensed products by our licensing partners. As a result, we only have one year of history of financial results upon which shareholders can rely to make a determination that the new business strategy will be successful. Given the uncertainty of the consequences of this change in business strategy, as well as the significant decrease in revenues expected to occur, there can be no assurance that the change will result in a profitable stream of royalty payments. As a result of this uncertainty, the price of our common stock may be adversely affected.

EXTENSION OF CRAGAR BRAND NAMES TO OTHER PRODUCTS MAY NOT BE SUCCESSFUL

     Our new business strategy contemplates using the services of Trademarketing Resources, Inc. ("TRI") to extend the CRAGAR brand names to new products developed by our licensees as well as to non-wheel related products within the automotive aftermarket industry. We regard this extension of our brand names to new products as a key element of a strategy that is designed to increase net sales of CRAGAR brand products to generate increased royalty revenues. There can be no assurance, however, that TRI, our licensees, or we will be successful in developing and marketing any new products under the CRAGAR brand names, or if any new products are developed, that the net sales of these products will have a positive impact on our financial results.

NO DUTY TO DISTRIBUTE ROYALTY PAYMENTS TO OUR SHAREHOLDERS

     Any royalty payments made to us pursuant to the licensing agreements initially will be used by us to increase our working capital and reduce our debt. We have never paid any cash dividends on our common stock and do not anticipate doing so in the foreseeable future. As a result, shareholders should not anticipate that they will receive any distribution of the royalties generated by our licensing transactions.

DEPENDENCE ON KEY CUSTOMERS; LICENSEES ABILITY TO MARKET AND SELL TO EXISTING AND NEW CUSTOMERS

     A limited number of customers have historically accounted for a substantial portion of our revenues in each year. Given our change in business strategy, we expect that our current licensing partners will account for an even greater percentage of our revenues in the future. The financial condition and success of our customers and our ability to obtain orders from new customers have been critical to our success and will be critical to the success of our licensing partners. For the year ended December 31, 2000, our 10 largest customers accounted for approximately 100% of gross sales, since other than sales of excess inventory, gross sales were attributable to the licensing agreements and the larger sale of excess inventory to PDK, Inc. For the year ended December 31, 1999, our 10 largest customers accounted for approximately 65.2% of gross sales (excluding sales in the amount of $1,676,948, recorded as part of the sales of assets to Weld Racing, Inc., a Missouri Corporation ("Weld") and Carlisle Tire and Wheel Company, a Delaware Corporation and a wholly owned subsidiary of the Carlisle Companies, Inc. ("Carlisle")) with J.H. Heafner Company, Inc. accounting for 22.7% of gross sales, Buckeye Sales, Inc. accounting for 8.2% and Autosales, Incorporated accounting for 7.9% of gross sales. The sales recorded as part of the sales of assets to Weld and Carlisle represented 11.9% of the aggregate gross sales (gross sales including sales recorded as a part of the sales of assets to Weld and Carlisle). As a result of our change in business strategy as described above, we believe an increasing percentage of revenues will be dependent on royalties from sales of CRAGAR products by Weld, Carlisle and Performance Wheel Outlet, Inc. a California Corporation ("Performance"). There can be no assurance that any of the licensees will be successful in their sales and marketing efforts.

HIGHLY COMPETITIVE INDUSTRY

     The market for our products is highly competitive. We historically competed primarily on the basis of product selection (which includes style and vehicle fit), timely availability of product for delivery, quality, design innovation, price, payment terms, and service. We anticipate that our licensing partners will compete on those same terms. We believe that Weld, Carlisle, and Performance have sufficient financial, operational, and distribution capabilities to compete effectively within the custom aftermarket wheel industry. However, there can be no assurance that our licensing partners will be successful in marketing custom aftermarket wheels under the CRAGAR brand names. Increased competition could result in price reductions (which may be in the form of rebates or allowances), reduced margins, and loss of market share, all of which could have a material adverse effect on our licensing partners, possibly resulting in the reduction or elimination of royalty payments due to us.

GENERAL ECONOMIC FACTORS

     The automotive aftermarket is directly impacted by certain external factors, such as the general demand for aftermarket automotive parts, prices for raw materials used in producing our products, fluctuations in discretionary consumer spending, and general economic conditions, including employment levels, business conditions, interest rates, and tax rates. While we believe that current economic conditions favor stability in the markets in which our products are sold, various factors, including those listed above, could lead to decreased sales and increased operating expenses. There can be no assurance that various factors will not adversely affect our licensing partners' businesses in the future, causing a decrease in royalty payments due us, or prevent us from successfully implementing our business strategies.

NO ASSURANCE OF ADDITIONAL SUCCESSFUL ALLIANCES

     In furtherance of our change in business strategy and sale of our licensing rights in the Wrought Wheel, SOR Wheel and One-Piece Wheel businesses, we continue to consider alliances with other companies that could complement our new business strategy, including other complementary automotive aftermarket product lines where we can capitalize on the CRAGAR brand name. There can be no assurance that suitable licensing candidates can be identified, or that, if identified, adequate and acceptable licensing terms will be available to us that would enable us to consummate such transactions. Furthermore, even if we complete one or more licensing agreements, there can be no assurance that our licensing partners will be successful in manufacturing, marketing, selling and distributing the licensed products.

     Moreover, any additional investment by us in Wrenchead or other companies may result in a potentially dilutive issuance of equity securities, or the incurrence of additional debt, which could adversely affect our financial position. Alliances, whether licensing or direct investments in companies, involve numerous risks, such as the diversion of the attention of our management from other business concerns and our entrance into markets in which we have had no or only limited experience, both of which could have a material adverse effect on us.

VARIABILITY IN OPERATING RESULTS; SEASONALITY

     Our results of operations have historically been subject to substantial variations as a result of a number of factors. In particular, our operating results have varied due to the size and timing of customer orders, delays in new product enhancements and new product introductions, vendor quality control and delivery difficulties, market acceptance of new products, product returns, product rebates and allowances, seasonality in product purchases by distributors and end users, and pricing trends in the automotive aftermarket industry in general and in the specific markets in which we participate. Historically, our net sales have been highest in the first and second quarters of each year. Significant variability in orders during any period has had an impact on our cash flow or workflow. We believe that any period-to-period comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. We expect that our licensing partners will be subject to the same variations and industry seasonality as we have experienced in the past. These variations may cause fluctuations in the sales of CRAGAR branded products thereby causing fluctuations in the royalties due us.

CHANGING CUSTOMER TRENDS; NEED FOR PRODUCT DEVELOPMENT

     Our success will depend, in part, on the ability of our licensing partners to correctly and consistently anticipate, gauge, and respond in a timely manner to changing consumer preferences. There can be no assurance that our licensed products will continue to enjoy acceptance among consumers or that any of the future CRAGAR branded products developed and marketed by our licensing partners will achieve or maintain market acceptance. Any misjudgment by our licensing partners of the market for a particular product or product extension, or their failure to correctly anticipate changing consumer preferences, could have a material adverse effect on their businesses, financial condition, and results of operations. Any material adverse effect experienced by our licensing partners may have an adverse effect on us and our financial condition and results of operations.

REGULATORY COMPLIANCE

     We historically have been subject to various federal and state governmental regulations related to occupational safety and health, labor, and wage practices as well as federal, state, and local governmental regulations relating to the storage, discharge, handling, emission, generation, manufacture, and disposal of toxic or other hazardous substances used to produce our products. We believe that we have been and are currently in material compliance with such regulations. Prior to November 1999, in the ordinary course of our business, we used metals, oils, and similar materials, which were stored on site. The waste created by use of these materials was transported off-site on a regular basis by a state-registered waste hauler. Although we are not aware of any material claim or investigation with respect to these activities, there can be no assurance that such a claim may not arise in the future or that the cost of complying with governmental regulations in the future will not have a material adverse effect on us.

     We are subject to regulation as a publicly traded company under the Securities Exchange Act of 1934. In addition, as a consequence of the sale and licensing of our Wrought Wheel, SOR Wheel and One-Piece businesses, which could be considered a sale of substantially all of our assets, in exchange for the receipt of a stream of royalty payments, we could face regulatory issues under the Investment Company Act of 1940 if the royalty payments are considered investment securities. If we are considered to be an investment company under the 1940 Act, we would be required to register under that Act as an investment company. As a registered investment company, we would be subject to further regulatory oversight of the Division of Investment Management of the Commission, and our activities would be subject to substantial and costly regulation under the 1940 Act. While we do not believe that our activities will subject us to the 1940 Act and accordingly do not intend to register as an investment company under the Act, there can be no assurance that such registration would not be required in the future.

RELIANCE ON INTELLECTUAL PROPERTY

     We own the rights to certain trademarks and patents, rely on trade secrets and proprietary information, technology, and know-how, and seeks to protect this information through agreements with employees and vendors. There can be no assurance that our patents will preclude our competitors from designing competitive products, that proprietary information or confidentiality agreements with licensees, employees, both current and former, and others will not be breached, that our patents will not be infringed, that we would have adequate remedies for any breach or infringement, or that our trade secrets will not otherwise become known to or independently developed by competitors.

CONTROL BY EXISTING STOCKHOLDERS

     Our directors, officers, and principal stockholders beneficially own approximately 42.5% of our outstanding common stock. As a result, these persons have a significant influence on our affairs and management, as well as on all matters requiring stockholder approval, including electing and removing members of our Board of Directors, causing us to engage in transactions with affiliated entities, causing or restricting the sale or merger of our company, and changing our dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring, or preventing a change in control of our company even when such a change of control would be in the best interest of our other stockholders.

EFFECT OF PREFERRED STOCK ON RIGHTS OF COMMON STOCK

     Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to issue "blank check" preferred stock, the relative rights, powers, preferences, limitations, and restrictions of which may be fixed or altered from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. In the first quarter of 1998, for example, we issued 22,500 shares of Series A Preferred Stock for approximately $2,250,000 in additional capital. During the quarter ended September 30, 2000, 11,500 shares of Series A Preferred Stock and the preferred stock dividends issued on that stock were converted into 456,393 shares of our common stock. During the month ended January 30, 2001, an additional 11,000 shares of Series A Preferred Stock and the preferred stock dividends issued on that stock were converted into 615,585 shares of common stock. As of the month ended January 30, 2001 there was no longer any Series A Preferred Stock outstanding.

     Additional series of preferred stock could be issued, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company that stockholders might consider to be in our company's best interests. There can be no assurance that we will not issue additional shares of preferred stock in the future.

DEPENDENCE ON KEY PERSONNEL

     Our future success depends, in large part, on the efforts of Michael L. Hartzmark, our Chairman and Chief Executive Officer. The loss of the services of Dr. Hartzmark could have a material adverse effect on our business. While Dr. Hartzmark does not have an employment agreement with us, Dr. Hartzmark and his family beneficially held, as of March 31, 2001, more than 16.6% of our common stock. The successful implementation of our business strategies will depend, for the most part, on qualified management and other personnel being hired by our licensing partners. In addition, the successful implementation of our brand extension strategy will depend, for the most part, on the qualified management and other personnel working at Trademarketing Resources, Inc. We have no input in the hiring decisions being made by our licensing partners. We do not maintain key man insurance on any of our personnel or consultants.

NO CASH DIVIDENDS

     We have never paid cash dividends or stock dividends on our common stock and do not anticipate that we will pay cash dividends in the foreseeable future. It is anticipated that any earnings will be used to finance growth of our business and to reduce our debt.

ACCOUNTING MATTERS

     The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 is applicable beginning with our fourth quarter fiscal 2001 consolidated financial statements. Based on our current analysis of SAB No. 101, we do not believe it will have a material impact on our financial results.

     The FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, the Interpretation of APB Opinion No. 25" ("FIN 44"). The Interpretation is intended to clarify certain problems that have arisen in practice since the issuance of APB No. 25, "Accounting for Stock Issued to Employees." The effective date of the Interpretation was July 1, 2000. The provisions of the Interpretation apply prospectively, but they will also cover certain events occurring after December 15, 1998 and after January 12, 2000. We believe the adoption of FIN 44 has not had a material adverse affect on our current and historical financial statements.

                              SELLING STOCKHOLDERS

     The following table sets forth (i) the name of each of the selling stockholders, or their respective legatees, heirs, or legal representatives (collectively, the "Selling Stockholders"), all of whom are current consultants to the Company, (ii) the number of shares of Common Stock of the Company beneficially owned by each Selling Stockholder as of May 1, 2001, and (iii) the number of shares of Common Stock granted to each Selling Stockholder, and which he may offer and sell pursuant to this Prospectus. The shares to be offered hereunder may be sold from time to time subject to vesting and other forfeiture restrictions.

                                                        NUMBER OF SHARES OF
                                                           COMMON STOCK
                             NUMBER OF                   ACQUIRED PURSUANT
                             SHARES OF                   TO THE RESTRICTED
                              COMMON                    STOCK AGREEMENT AND
                               STOCK                    WHICH MAY BE OFFERED
    NAME                     OWNED (1)      PERCENT        PURSUANT HERETO
-----------------------    ------------    ---------    --------------------
Robert E. Horton              46,546           *               23,273
Michael D. Rachuy             11,636           *                5,818
Dennis Wood                   58,182           *               29,091

-------------------

*  Less than one percent

(1) Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                              PLAN OF DISTRIBUTION

     This Prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons who were granted shares ("Shares") of Common Stock pursuant to separate Restricted Stock Agreements, or their transferees, pledgees, donees, legatees, heirs, or legal representatives who wish to offer and sell such Shares (such persons are herein referred to as the "Selling Stockholder" or "Selling Stockholders") in transactions in which they and any person acting on their behalf through whom such Shares are sold may be deemed to be underwriters within the meaning of the Securities Act. The Company has granted registration rights to the Selling Stockholders. The Registration Statement of which this Prospectus forms a part is intended to satisfy these registration rights. The Company will receive none of the proceeds from any such sales. The Company will pay substantially all of the expenses incident to this offering of the Shares by the Selling Stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

     There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Shares described herein. Upon the Company being notified by a Selling Stockholder that any material arrangements have been entered into for the sale of Shares, to the extent required, the Company will file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to set forth the names of Selling Stockholders and any other material information with respect to the plan of distribution not previously disclosed. In addition, any Shares which qualify for sale pursuant to
Section 4 of, or Rules 144 or 144A under, the Securities Act may be sold under such provisions rather than pursuant to this Prospectus.

     Selling Stockholders may sell the Shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on the Over The Counter Bulletin Board ("OTCBB") at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices, or in transactions directly to one or more purchasers, including pledgees in privately negotiated transactions (including sales pursuant to pledges). Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act either as agent or as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of such Shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the OTCBB, which commissions may be at negotiated rates where permissible under such rules.

     Participating broker-dealers may agree with Selling Stockholders to sell a specified number of Shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as an agent for Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to Selling Stockholders. In addition or alternatively, Shares may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings or secondary distributions pursuant to and in compliance with the governing rules of the OTCBB, and in connection therewith commissions in excess of the customary commissions prescribed by the rules of the OTCBB may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of the customary commission. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to or through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the OTCBB, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchaser of such Shares.

     Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. All of the foregoing may affect the marketability of the Shares.

     If the Shares are sold in an underwritten offering, the underwriting and selling group members (if any) may engage in passive market making transactions in the Common Stock on the OTCBB immediately prior to the commencement of the offering in accordance with Regulation M. Passive market making presently consists of displaying bids on the OTCBB limited by the bid prices of market makers not connected with such offering and purchases limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited in amount to 30% of the passive market maker's average daily trading volume in the Common Stock during the period of the two full consecutive calendar months prior to the determination of the offering price in connection with a sale pursuant to this Prospectus and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Common Stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

     The Company may agree to indemnify each Selling Stockholder as an underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder may indemnify any broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Greenberg Traurig, LLP, Phoenix, Arizona.

                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 2000 incorporated by reference in this prospectus and in the Registration Statement have been audited by Semple & Cooper LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Common Stock of the Company is quoted on the Over The Counter Bulletin Board (symbol: CRGR.OB). The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web side can be accessed at http://www.sec.gov.

========================================      ==================================


     NO  DEALER,   SALESPERSON,  OR  ANY                240,000 SHARES
OTHER PERSON HAS BEEN AUTHORIZED TO GIVE
ANY   INFORMATION   OR   TO   MAKE   ANY
REPRESENTATIONS    OTHER    THAN   THOSE            CRAGAR INDUSTRIES, INC.
CONTAINED  IN THIS  PROSPECTUS  AND,  IF
GIVEN  OR  MADE,  SUCH   INFORMATION  OR
REPRESENTATIONS  MUST NOT BE RELIED UPON
AS  HAVING   BEEN   AUTHORIZED   BY  THE
COMPANY.   THIS   PROSPECTUS   DOES  NOT
CONSTITUTE   AN   OFFER  TO  SELL  OR  A                 COMMON STOCK
SOLICITATION  OF AN  OFFER  TO  BUY  THE
SECURITIES   BY   ANY   PERSON   IN  ANY
JURISDICTION  IN  WHICH  SUCH  OFFER  OR
SOLICITATION WOULD BE UNLAWFUL OR TO ANY
PERSON TO WHOM IT IS UNLAWFUL.  UNDER NO              ------------------
CIRCUMSTANCES SHALL THE DELIVERY OF THIS
PROSPECTUS  OR ANY SALE MADE PURSUANT TO                  PROSPECTUS
THIS  PROSPECTUS  CREATE ANY IMPLICATION
THAT   INFORMATION   CONTAINED  IN  THIS              ------------------
PROSPECTUS  IS  CORRECT  AS OF ANY  TIME
SUBSEQUENT   TO   THE   DATE   OF   THIS
PROSPECTUS.


       -----------------






       TABLE OF CONTENTS


Incorporation of Certain
  Documents by Reference...............3
Risk Factors...........................3
Selling Stockholders...................9
Plan of Distribution...................9
Legal Matters.........................10
Experts...............................10
Available Information.................11




                                                      ------------------

                                                          MAY 22, 2001


========================================      ==================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents or information have been filed by the Company with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the documents of the Company referred to in (a) above.

         All documents and information filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company shall to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in the Bylaws with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized by the Board of Directors of this Company.

         The right to indemnification conferred in the Company's Bylaws includes the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section of the Bylaws shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         If a claim under the two preceding paragraphs of this section of the Bylaws is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section of the Bylaws or otherwise shall be on the Company.

         The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The Company issued a total of 116,364 shares of its Common Stock to the Selling Stockholders under separate Restricted Stock Agreements dated April 1, 2001. These shares were issued in a private transaction in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT
-------     ------------------------------------------------------------
  5         Legal Opinion of Greenberg Traurig, LLP
  10        Form of Stock Grant Agreement
  23.1      Consent of Semple & Cooper, LLP
  24        Powers of Attorney of Directors and Executive Officers (included on the Signature Page of this Registration Statement)
-----------------

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on May 22, 2001.


                                                 CRAGAR INDUSTRIES, INC.

                                                 By: /s/ Michael L. Hartzmark
                                                     ------------------------
                                                     Michael L. Hartzmark
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael L. Hartzmark as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                          TITLE                        DATE
======================       ==================================     ============

/s/ Michael L. Hartzmark     Chief Executive Officer, Treasurer     May 22, 2001
------------------------     and Director (Principal Executive
Michael L. Hartzmark         Officer)

/s/ Richard P. Franke        Chief Financial Officer (Principal     May 22, 2001
------------------------     Financial Officer)
Richard P. Franke

/s/ Michael Miller           President, Secretary, and Director     May 22, 2001
------------------------
Michael Miller

/s/ Marc Dworkin             Director                               May 22, 2001
------------------------
Marc Dworkin

/s/ Donald McIntyre          Director                               May 22, 2001
------------------------
Donald McIntyre

/s/ Mark Schwartz            Director                               May 22, 2001
------------------------
Mark Schwartz